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                                                                     EXHIBIT 2.1

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                             RSA DATA SECURITY, INC.
                                      INTO
                      SECURITY DYNAMICS TECHNOLOGIES, INC.

     Pursuant to Section 253 of the General Corporation Law of the State of

Delaware, Security Dynamics Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the

"Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General

Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of the capital stock of RSA Data Security, Inc., a Delaware corporation ("RSA").

     THIRD: That the Corporation, by the following resolutions of its Board of

Directors, duly adopted at a meeting held on July 14, 1999, determined to merge

RSA into the Corporation and change the Corporation's corporate name to "RSA

Security Inc." on the conditions set forth in such resolutions:

     RESOLVED: That the Corporation merge into itself its wholly owned subsidiary, RSA Data Security, Inc. ("RSA"), and assume all of said subsidiary's liabilities and obligations; and that upon the effectiveness of such merger, the

Corporation's corporate name be changed to "RSA Security Inc."

     RESOLVED: That each of the Chairman of the Board and Chief Executive

Officer and the President of the Corporation be and hereby is authorized and directed to prepare, execute and file with the Secretary of State of the State of Delaware a


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Certificate of Ownership and Merger setting forth a copy of the resolutions to merge RSA into the Corporation and to assume the liabilities and obligations of said subsidiary and to change the Corporation's corporate name to "RSA Security

Inc." upon the effectiveness of such merger, the execution and filing thereof to be conclusive evidence of such approval and the authorization therefor by the

Board of Directors of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this Certificate of Ownership and Merger to be signed by its

Chairman of the Board and Chief Executive Officer this 10th day of September,

1999.



                                   SECURITY DYNAMICS TECHNOLOGIES, INC.



                                   By: /s/ Charles R. Stuckey, Jr.
                                       -----------------------------------------
                                       Charles R. Stuckey, Jr.
                                       Chairman of the Board and
                                       Chief Executive Officer